SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. [    ])

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BNS Holding, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BNS Holding, Inc.

25 Enterprise Center, Suite 103

Middletown, RI 02842

Telephone: (401) 848-6300

Fax: (401) 848-6444

                May 13, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of BNS Holding, Inc. (the “Company”) on Monday, June 13, 2005 at 11:00 a.m. at 25 Enterprise Center, Middletown, Rhode Island. The accompanying formal Notice of Annual Meeting of Stockholders and Proxy Statement contain the items of business expected to be considered and acted upon at the meeting, including the election of five director nominees, who shall serve until the next annual meeting of stockholders in accordance with our By-laws and until their successors are duly elected and qualified.

As you may know, the last 12 months have been busy for the Company. Following stockholder approval at last year’s annual meeting, we completed the sale of our United Kingdom subsidiary, which owned our Heathrow, United Kingdom gravel pit and landfill. In December 2004, we completed a reorganization in which the Company became the holding company of BNS Co. As a result of this reorganization, you are now a stockholder of the Company, and BNS Co. is a wholly owned subsidiary of the Company. In addition, through March of this year, our Board of Directors was divided into three classes, and directors of each class were elected to three-year terms, with approximately a third of the Board of Directors standing for election each year. In April 2005, the Board of Directors amended our By-laws to eliminate our classified board structure. Beginning with this meeting, all of our directors will stand for election each year. We believe that the elimination of the classified board structure is consistent with good corporate governance policy. Further, effective May 2, 2005, pursuant to the terms of our amended and restated certificate of incorporation, we converted all outstanding shares of our Class B Common Stock into shares of Class A Common Stock, on a share-for-share basis. We believe that simplifying our capital structure will be useful in future equity or debt financings.

We hope you will be able to attend this year’s Annual Meeting, but if you cannot, it is important that your shares be represented at the meeting. Thus, whether or not you plan to attend the Annual Meeting, we urge you to sign and return the enclosed proxy card or vote by telephone or over the Internet at your earliest convenience so that your shares will be represented at the meeting. If you so desire, you can withdraw your proxy and vote in person at the meeting.

We welcome the opportunity to share our thoughts about the Company with our stockholders at this year’s Annual Meeting and look forward to your questions and comments.

Sincerely,

Kenneth N. Kermes

Chairman of the Board

Michael Warren

President and Chief Executive Officer

BNS Holding, Inc.

25 Enterprise Center, Suite 103

Middletown, RI 02842

Telephone: (401) 848-6300

Fax: (401) 848-6444

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

To Be Held June 13, 2005

Notice is hereby given that the 2005 Annual Meeting of Stockholders of BNS Holding, Inc. (the “Company”), a Delaware corporation and the recently formed holding company for BNS Co., will be held at 11:00 a.m. local time on Monday, June 13, 2005 at 25 Enterprise Center, Middletown, Rhode Island, to consider and act upon the following items of business:

1.    To elect five directors of the Company, each to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified;

2.    To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

3.    To transact such other business that may properly come before the Annual Meeting or any adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Only stockholders of record of the Company at the close of business on May 4, 2005 will be entitled to receive notice of and to vote at the Annual Meeting of Stockholders or any adjourned session. A list of all stockholders of record as of May 4, 2005 will be open for inspection at the meeting.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, containing financial data and a summary of operations for 2004, is being mailed to the stockholders with this Proxy Statement, on or about May 13, 2005.

By Order of the Board of Directors

Sandra B. Kearney

Secretary

Middletown,	Rhode Island
May	13, 2005

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET PROMPTLY SO THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING AND TO ENSURE A QUORUM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES USING THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES. PROXIES CAN ALSO BE REVOKED BY SUBMITTING A NEW PROXY WITH A LATER DATE OR BY DELIVERING WRITTEN INSTRUCTIONS TO THE SECRETARY OF THE COMPANY.

When completing your proxy card, please sign your name as it appears printed. If signing as an attorney, executor, administrator, trustee or guardian, please give your full title. A proxy executed by a corporation must be signed by an authorized officer.

BNS Holding, Inc.

25 Enterprise Center, Suite 103

Middletown, Rhode Island 02842

Phone: (401) 848-6300

Fax: (401) 848-6444

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 13, 2005

This proxy statement and accompanying form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of BNS Holding, Inc., a Delaware corporation (the “Company”) and the recently formed holding company for BNS Co., a Delaware corporation (“BNS Co.”), for the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 25 Enterprise Center, Middletown, Rhode Island on Monday, June 13, 2005 at 11:00 a.m. local time or at any adjournments thereof.

At the Annual Meeting, stockholders will be asked: (1) to elect five members of the Company’s Board of Directors (the “Board”), each to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified; (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005; and (3) to transact such other business that may properly come before the Annual Meeting or any adjournments thereof.

Effective December 14, 2004, BNS Co. completed a reorganization in which the Company became the holding company of BNS Co. The reorganization was effected by a merger under Section 251(g) of the General Corporation Law of the State of Delaware, which permits the formation of a holding company structure without a vote of the stockholders. By virtue of the reorganization, BNS Co. became a direct, wholly-owned subsidiary of the Company, and all of BNS Co.’s outstanding capital stock was converted, on a share-for-share basis, into capital stock of the Company. Except for a few technical changes, the provisions of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) after the effective time of the reorganization, compared to the provisions of the certificate of incorporation of BNS Co. prior to the effective time of the reorganization, are identical. The authorized capital stock of the Company and the designations, rights, powers and preferences of such capital stock, are identical to those of BNS Co. prior to the effective time of the reorganization. Stockholders received securities of the same class showing the same proportional interests in the Company, having the same designations, rights, powers and preferences, and having the same qualifications, limitations and restrictions, as those held in BNS Co. Unless the context otherwise requires, (i) references to the “Company,” “us,” “we” or “our” in this proxy statement refer to BNS Holding, Inc., as of December 14, 2004, and to BNS Co. through December 13, 2004 and (ii) references to the “1999 Equity Incentive Plan” refer to the BNS Co. 1999 Equity Incentive Plan which was assumed by the Company on December 14, 2004.

General

The enclosed proxy is solicited by the Board for the purposes set forth in the Notice of Annual Meeting of Stockholders. Throughout this proxy statement we sometimes use the term “Class A Stock” to refer to our Class A Common Stock and the term “Class B Stock” to refer to our Class B Common Stock. When we use the term “Common Stock” we are referring to both our Class A Stock and the Class B Stock. The solicitation is being made by mail and we may also use our officers, part-time employees and consultants to solicit proxies from stockholders either in person or by telephone, facsimile, e-mail or letter, without additional compensation. We will pay the cost for solicitation of proxies, including preparation, assembly and mailing this proxy statement and proxy. Such costs normally include charges from brokers and other custodians, nominees and fiduciaries for the distribution of proxy materials to the beneficial owners of our Common Stock.

Pursuant to a vote of the Board, each stockholder of record at the close of business on May 4, 2005 (the “record date”), is entitled to notice of and vote at the Annual Meeting. As of the close of business on the record date, we had 3,025,444 shares of Common Stock outstanding, comprised of 3,025,444 shares of Class A Stock and no shares of Class B Stock. Our Certificate of Incorporation provides that each share of Class A Stock outstanding on the record date entitles the holder thereof to one vote. Consistent with Delaware law and as provided under our By-laws, the holders of shares entitled to cast a majority of the votes entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter.

Required Vote

The nominees for election for directors under Proposal 1 who receive the greatest number of votes properly cast for the election of directors shall be elected directors. Since there are no shares of Class B Stock outstanding, the Board has designated each of Richard M. Donnelly, J. Robert Held, Jack Howard, James Henderson and Kenneth N. Kermes, as nominees to be elected by the holders of our Common Stock.

A majority of the total votes properly cast by the holders of Common Stock is required to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Judges of Election

Votes cast by proxy or in person at the Annual Meeting will be tabulated by persons appointed by our Board to act as Judges of Election for the meeting, as provided by our By-laws. The Judges of Election will count the total number of votes cast for approval of each proposal for purposes of determining whether sufficient affirmative votes have been cast. The Judges of Election will count shares represented by proxies that reflect abstentions (or withheld in the case of Proposal 1) and “broker non-votes” (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions (or withhelds) and broker non-votes are not treated as a vote for or against the election of directors or ratification of independent auditors.

Telephone and Internet Voting

Registered stockholders can vote their shares via (i) a toll-free telephone call from the U.S. and Canada; (ii) the internet; or (iii) by mailing their signed proxy card. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the internet are set forth on the enclosed proxy card. Stockholders who hold their shares in street name will need to contact their broker or other nominee to determine whether they will be able to vote by telephone or electronically.

Proxies

Proxies returned to us or our transfer agent, Equiserve (“Transfer Agent”), and properly executed will be voted in accordance with the stockholders’ instructions. You specify your choice by appropriately marking the enclosed proxy card. Brokers holding shares for the account of their clients may vote such shares in the manner directed by their clients.

Any proxy which is timely signed and returned with no other markings will be voted in accordance with the recommendation of our Board. The proxies also give our Board discretionary authority to vote the shares represented thereby on any matter which was not known as of the date of this Proxy Statement and is properly presented for action at the Annual Meeting.

The execution of a proxy will in no way affect your right to attend the Annual Meeting and vote in person. You have the right to revoke your proxy prior to the Annual Meeting by giving notice to our Corporate Secretary, Sandra B. Kearney, at our executive offices. You may also complete and submit a new proxy prior to the Annual Meeting or you may revoke a previously submitted proxy at the Annual Meeting by giving notice to our Secretary at the Annual Meeting.

For convenience in voting your shares on the enclosed proxy card, we have enclosed a postage-paid return envelope to our Transfer Agent who will assist in tabulating the stockholder vote.

Our mailing address is 25 Enterprise Center, Suite 103, Middletown, RI 02842. Our telephone number is (401) 848-6300, and facsimile number is (401) 848-6444. We do not maintain a web site. The approximate mailing date of this Proxy Statement and Notice of Annual Meeting and form of proxy is May 13, 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

The table below sets forth the name of each person nominated by the Board to serve for a term expiring on the date of the next annual meeting and until his respective successor is elected and qualified. Each nominee has consented to be named as a nominee and, to our present knowledge, is willing and able to serve as a director, if elected. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted “FOR” the election of the following persons:

Name (Age)	Year First Elected a Director	Principal Occupation During Last Five Years and Directorships in Public Reporting and Other Companies

Richard M. Donnelly (61)	1999	Currently a principal in the firm of Donnelly Associates, a consulting firm to manufacturing industries, and an industrial partner in Ripplewood Holdings, private equity investors; from 1995 to 1998, President of General Motors Europe; formerly a Director of: Powerway, Inc., a privately-held software company; currently a director of Oshkosh Truck Corp., and Capstone Turbine Corporation (NASDAQ-listed); and Chairman of the Board of Niles Parts Co. Ltd., Japan, a private company majority owned by Ripplewood Holdings; a director of AsahiTec, a publicly traded Japanese company majority owned by Ripplewood Holdings; and chairman of HIT, a Belgium-based casting company owned by Ripplewood Holdings, LLC.

J. Robert Held (65)	1996	Currently a consultant to the computer industry; from 1988 to 1995, President, Chief Executive Officer, and a Director of Chipcom Corporation, a computer communications company; currently a Director of: Art Technology Group, a public (NASDAQ-listed) CRM company, and Azimuth Inc., a start-up in the wireless market; until 2004, a director of e-studio, a web casting business, and ESI, a software company.

Jack Howard (43)	2004	From October 1993 to present, representative, Steel Partners II, L.P. and since March 2003, Vice President of Steel Partners L.L.C., the general partner of Steel Partners II, LP; from 1996 to present, Director and from 1997, Vice President, WebFinancial Corporation, a commercial and consumer lender (public company); from January 1989 to present, Principal, Mutual Securities, Inc., a registered broker-dealer.

James Henderson (47)	2004	From March 2002 to present, Vice President, Steel Partners, Ltd., a management and advisory company; from August 1999 to March 2002, Vice President, Steel Partners Services, Ltd.; from November 2003 to present, President and COO and from September 2003 to present, Vice President of Operations, WebFinancial Corporation, a commercial and consumer lender (public company); from January 2000 to present, Director, WebBank, an FDIC Insured Utah Industrial Loan Corp.; from December 2001 to present, President, Gateway Industries, Inc., a database development and website design & development services firm (public company); from January 2002,

Name (Age)	Year First Elected a Director	Principal Occupation During Last Five Years and Directorships in Public Reporting and Other Companies

		Director, SL Industries, Inc., a manufacturer and marketer of Power and Data Quality systems and equipment; from November 2003, Director, Del Global Technologies Corp., a manufacturer and marketer of medical imaging equipment and power conversion subsystems; from December 1999 until September 2003 and from July 2002 until March 2003, a Director, and acting CEO, respectively, of ECC International Corp. a manufacturer and marketer of computer controlled simulators for military weapons; from January 2001 to August 2001, President, MDM Technologies, Inc, a direct mail & marketing company; from October 1998 to June 1999, President and COO and various other positions, Aydin Corp.

Kenneth N. Kermes (69)	2000	Chairman of the Board of Directors of BNS Holding, Inc. since December 2004 and from May 2001 to December 2004, Chairman of the Board of Directors of BNS Co.; from January 2004 to September 2004, Director of Major Gifts, Advancement Department of the University of Rhode Island; from April 2002 to January 2004, Vice President of Planning and Service Development, South County Hospital; from May 2001 to April 2002, Partner of SeaView Capital, a private equity firm; from May 2000 to May 2001, Interim President and Chief Executive Officer of BNS Co.; from 1999 to 2000, Partner of SeaView Capital, a private equity firm; from 1998 to 1999, partner of Bay View Equity Partners, a private equity firm; from 1994 to 1998, Vice President for Business and Finance and Chief Financial and Administrative Officer, University of Rhode Island; from 1998 to date, Director, AT Wall, a metal stamping company; from 1996 to date, Director of Bradford Soap International, a soap manufacturing company.

Recommendations of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

GENERAL INFORMATION

RELATING TO THE BOARD OF DIRECTORS

Organization and Meetings

There are currently five directors on the Board. Prior to December 16, 2004, the Board had seven directors. Pursuant to the Confirmatory Agreement, dated as of December 8, 2004, between the Company (as assignee of BNS Co.) and Steel Partners II, L.P., the Company was obligated to reduce the size of its Board from seven directors to the current five directors. As an accommodation to the Company, Henry D. Sharpe III, a director since 1992, and Roger E. Levien, a director since 1996, agreed to retire early from the Board, effective December 16, 2004. Following their retirement, the size of the Board was reduced to five directors. The Board held 6 regular meetings and 3 special meetings in 2004.

Prior to April 2005, the Board had a classified structure, consisting of three classes of directors. On April 4, 2005, the Board amended the Company’s By-laws to eliminate the classified board structure and took the necessary actions so that the terms of the five existing directors expire at this Annual Meeting.

The Board, which is comprised exclusively of non-employee directors, presently maintains standing committees on audit (“Audit Committee”) and corporate governance, compensation and nominating committee (“Nominating, Compensation and Corporate Governance Committee”). Each of the directors participated in 75% or more of the aggregate number of meetings of the Board and of the committees on which he is a member. The Board dissolved its Executive Committee in June 2004. The Board does not have a policy requiring attendance by the directors at the Company’s Annual Meetings and attendance has varied. Five directors attended the Company’s 2004 Annual Meeting.

Audit Committee

The Audit Committee, since December 20, 2004, has been composed of Messrs. Kermes (Chairman), Donnelly and Held, and prior to December 20, 2004, the Audit Committee was comprised on Messrs. Kermes (Chairman), Sharpe and Held. The Audit Committee met 5 times in 2004.

The current members of the Audit Committee satisfy the independence requirements and other established criteria by the Boston Stock Exchange and the Securities and Exchange Commission. The Board has determined that Mr. Kermes, Chairman of the Audit Committee, is an “audit committee financial expert.” The Audit Committee recommends, for approval by the stockholders, the appointment of a firm of independent certified public accountants to audit the Company’s financial statements. The Audit Committee approves all audit and non-audit services provided by the Company’s independent auditor. The Audit Committee also meets with the independent accountants and the Company’s chief financial officer to review the scope and results of the audit, the scope of audit and non-audit services, the range of audit and non-audit fees, any proposed changes in accounting policies, practices, or procedures, including those relating to the Company’s internal controls, and the Company’s financial statements to be included in the Company’s Annual Report on Form 10-K and other related matters. A copy of the Audit Committee’s written charter was attached as Annex C to the Company’s June 2003 Proxy Statement.

Nominating, Compensation and Corporate Governance Committee

The Nominating, Compensation and Corporate Governance Committee was formed by the Board on February 23, 2004, when the Company’s Compensation and Nominating Committee and the Corporate Governance Committee were combined. The Nominating, Compensation and Corporate Governance Committee is composed of Messrs. Held (Chairman), Donnelly and Howard. Mr. Levien was a member of this committee prior to his retirement in December 2004. Each of the members of this committee, other than Mr. Howard, is an “independent director” under the rules of the Boston Stock Exchange. Pursuant to the rules of the Boston Stock Exchange, the Board has determined that, based on Mr. Howard’s current and past professional experience, including serving as a vice president and director of a public company and as a director of several private companies, his membership on this committee is in the best interests of the Company and its stockholders. The Nominating, Compensation and Corporate Goverance Committee met 3 times in 2004.

The purposes of the Nominating, Compensation and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders, (iii) to develop and recommend to the Board a set of corporate governance principles applicable to the Company, and (iv) to discharge the Board’s responsibilities relating to the compensation of the Company’s executives and prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the proxy rules. The committee also performs a periodic review of salaries and compensation/benefit plans for the executive officers and other key management personnel of the Company and administers the Company’s 1999 Equity Incentive Plan. A copy of the charter for the Nominating, Compensation and Corporate Governance Committee was attached as Annex C to the Company’s May 2004 Proxy Statement.

The Nominating, Compensation and Corporate Governance Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Nominating, Compensation and Corporate Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board. This assessment includes an evaluation of whether: (a) the nominee is an individual of the highest personal and professional integrity; (b) the nominee has substantial experience which is of particular relevance to the Company; (c) whether the nominee has sufficient time available to devote to the affairs of the Company; and (d) the nominee will be effective, in conjunction with the other directors, in collectively serving the interests of the stockholders.

Each nominee for election at the Annual Meeting was recommended to the Board by the Nominating, Compensation and Corporate Governance Committee. In addition, each of the nominees was identified in accordance with the requirements of the Confirmatory Agreement between the Company and Steel Partners II, L.P. See “Certain Relationships and Related Transactions—Confirmatory Agreement with Steel Partners” below.

Stockholder Nominations

The Nominating, Compensation and Corporate Governance Committee considers stockholder nominations for candidates for membership on the Board when properly submitted in accordance with the Company’s By-laws. The Nominating, Compensation and Corporate Governance Committee will review and evaluate such stockholder nominations in the same manner as it evaluates all other nominees.

The Company’s By-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors. A stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to the Company’s Secretary pursuant to the By-laws as described in “Stockholder Proposals” in this Proxy Statement. Each notice must set forth: (i) the name, business and residential address, and age of the proposed nominee, (ii) the principal occupation or employment of the prospective nominee, (iii) the number of shares of the Company’s capital stock which are beneficially owned by the prospective nominee, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, and (vi) the consent of each nominee to serve as a director of the Company if so elected. In addition, all nominations, other than nominations submitted on behalf of the incumbent Board, must be accompanied by a petition in support of such nomination signed by at least 100 record holders of shares of capital stock of the Company entitled to vote in the election of such directors, holding in the aggregate not less than 1% of the voting power of the shares of capital stock of the Company entitled to vote in the election of such director as of the date the petition is submitted.

Stockholders may make informal recommendations for nominees for directors by calling the Company’s Corporate Secretary at (401) 848-6400. Such recommendations are not entitled to the benefit of By-law procedures described above.

Director Compensation

On February 23, 2004, the Board voted to pay to each director in office on January 1, 2004, as a retainer fee for the year 2004, an award of 1,000 restricted shares of Class A Stock, granted under the 1999 Equity Incentive Plan, plus $15,000 in cash. On January 20, 2005, the Board voted to pay to each director in office on January 1, 2005, as a retainer fee for the year 2005, an award of an additional 1,000 restricted shares of Class A Stock, plus $15,000. No other compensation is paid to directors for acting as chairpersons of a committee.

For attendance at meetings during 2004 and 2005, each director receives a fee of $750 for each Board meeting attended and $500 for each committee meeting attended, as well as a fee of $375 for each teleconference Board meeting and $250 for each teleconference committee meeting that lasts more than one-half hour in duration.

In connection with the retirement of Mr. Levien from the Board in December 2004, the Board voted to make a payment to him of $15,500 for past service and foregone director’s compensation.

Certain Relationships and Related Transactions

Confirmation Agreement with Steel Partners

In December 2004, the Company entered into a Confirmatory Agreement with Steel Partners II, L.P. (“Steel”), a stockholder of the Company. As contemplated by the Confirmatory Agreement, Steel has increased its ownership of Common Stock from 597,057 shares of Class A Stock (representing approximately 19.9% of the then outstanding Common Stock) to 1,264,880 shares of Class A Stock (representing approximately 41.8% of the outstanding Common Stock on the record date). The Confirmatory Agreement (including the Company’s obligations thereunder) will terminate on December 31, 2009.

Pursuant to the Confirmatory Agreement, Steel has agreed that, prior to the elections for directors at the 2006 Annual Meeting of Stockholders of the Company, Steel and its affiliates will vote all shares of Common Stock beneficially owned by them in favor of directors who are not affiliated with, nor are representative of, Steel (the “Non-Steel Representatives”) so that at least 60% of the Company’s directors are Non-Steel Representatives. The Non-Steel Representatives to be elected at any such stockholder meeting will be recommended by a newly formed “Existing Non-Steel Representatives Directors Committee.” This committee, which was formed in March 2005, consists of Messrs. Donnelly, Held and Kermes and has recommended to the Nominating, Compensation and Corporate Governance Committee that Messrs. Donnelly, Held and Kermes be re-elected to the Board.

Steel has also agreed in the Confirmatory Agreement that at the 2006 Annual Meeting of Stockholders, and at each meeting of stockholders held thereafter prior to December 31, 2009 where directors are elected, Steel will vote its and its affiliates’ shares to elect at least two Non-Steel Representatives as directors, who will be the same as two of the three Non-Steel Representatives on the Existing Non-Steel Representatives Directors Committee, or successors designated by them as Post 2006 Non-Steel Representatives Nominees (as defined below), or elect at least two Non-Steel Representatives selected by Steel if there are no Post 2006 Non-Steel Representatives Nominees designated by the Existing Non-Steel Representatives Directors Committee available for election as the Post 2006 Non-Steel Representatives Directors. The Post 2006 Non-Steel Representatives Directors will include any two of Messrs. Kermes, Donnelly and Held, or any successors previously designated by them (the

“Post 2006 Non-Steel Representatives Nominees”), as long as they remain qualified as a Non-Steel Representative and are willing to serve as directors of the Company and at least two of the Post 2006 Non-Steel Representatives Nominees, or successors designated by them from time to time after the elections at the 2006 Annual Meeting, constitute the “Post 2006 Non-Steel Representatives Directors Committee.”

In the event that none or only one of the Post 2006 Non-Steel Representatives Nominees, and successors designated by them, are willing and able to stand for election as independent directors, then a committee of the then Non-Steel Representatives of the Board will nominate a replacement (or replacements, if applicable) candidates to fill the Non-Steel Representatives positions on the Board. Under the terms of the Confirmatory Agreement, there will be two Non-Steel Representatives on the Board at all times following the 2006 Annual Meeting through December 31, 2009. However, in the event that there are no Post 2006 Non-Steel Representatives Directors (or a successor designated by them) or any Post 2006 Non-Steel Representatives Nominees for the Non-Steel Representatives Directors Committee at a given time, then the remaining directors will (after good faith consultation with any available Post 2006 Non-Steel Representatives Nominees) select new Non-Steel Representatives Directors.

The Confirmatory Agreement further provides that the approval of the Non-Steel Representatives or in certain circumstances the approval of the stockholders, will be required, subject to certain exceptions (all as set out in the Confirmatory Agreement) before the adoption or consummation of certain actions, including the following: (1) entering into any contract, arrangement, understanding or transaction between Steel and the Company; (2) further amending, modifying or repealing the Company’s Rights Plan after the December 2004 amendment; and (3) any amendment, modification or repeal of the Confirmatory Agreement.

Until the election of directors at the 2006 Annual Meeting, the Board then in office will not, without the prior approval of at least 66.7% of the members of the Board then in office, (a) form an executive committee, (b) increase the size of the Board above five directors, (c) approve any executive compensation, including option or stock grants to executives, (d) remove a director without cause, or (e) take any other action that would adversely affect the rights and powers of the Steel representatives as directors or take any action that would adversely affect the rights and powers of the Non-Steel Representatives as directors.

The Company has agreed in the Confirmatory Agreement to recommend election of two representatives of Steel for election as directors at the 2005 Annual Meeting of Stockholders and the 2006 Annual Meeting of Stockholders. Messrs. Henderson and Howard have been designated by Steel as its representatives for election to the Board at the 2005 Annual Meeting.

Michael Warren Associates Agreement

In March 2005, the Company entered into an agreement with Michael Warren Associates, Inc. through the end of 2005. The Company had previously been a party to a separate agreement with Michael Warren Associates concerning his compensation in 2004. Michael Warren receives his compensation from the Company through Michael Warren Associates, Inc. See “Employment, Severance, and Other Agreements—Michael Warren Associates Agreements” below.

Compensation Committee Interlocks and Insider Participation

During the year 2004, decisions with respect to the compensation of the Company’s executive officers were made by the Nominating, Compensation and Corporate Governance Committee. No member of the Nominating, Compensation and Corporate Governance Committee was an officer of the Company nor is any officer of the Company a member of the compensation committee (or similar body) for any employer of the Nominating, Compensation and Corporate Governance Committee members.

NOMINATING, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating, Compensation and Corporate Governance Committee of the Board of Directors (for purposes of this section, the “Committee”) presents its report on executive compensation for the year 2004.

The Committee

The Committee is responsible for reviewing the Company’s overall executive compensation program, reviewing the compensation of the executive officers, and administering the bonus and stock-based incentive plans and certain retirement plans to ensure that pay levels, incentive opportunities, and projected retirement benefits are competitive and, of equal importance, appropriately reflect the performance of the Company. The components of the compensation program for executives are described below.

After the sale of the Company’s interest in its development-stage software subsidiary, Xygent Inc., in late August 2002, the number of employees of the Company on a consolidated basis was reduced to five (plus Michael Warren as a consultant), down from 44. The number of employees has subsequently been reduced to one part-time employee and outside consultants, including Mr. Warren, following our sale of the Rhode Island property in 2003 and the United Kingdom property in 2004.

Compensation Philosophy

The Committee’s guidelines for compensation decisions were guided by the following principles:

•	To provide a competitive total compensation package that enables the Company, which was earlier substantially reduced in size on April 27, 2001 upon the sale of its Metrology Business to Hexagon, and again in August 2002 upon the sale of its interest in Xygent, to attract and retain the key executive talent needed to accomplish its changed corporate goals.

•	To integrate compensation programs with the Company’s annual and long-term business objectives and strategy in order to focus executive behavior on the fulfillment of those objectives.

•	To provide variable compensation opportunities that are directly linked with the performance of the Company and that significantly align executive remuneration with the interests of the stockholders.

In addition, the Committee also considers, in implementing its decisions, the impact of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), which in certain circumstances disallows annual compensation deductions in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation, commissions, and certain other payments or forms of compensation. The Committee has determined that the Company’s incentive awards that will be subject to Section 162(m) should be made, to the extent practicable, on a basis that ensures that the Company will be entitled to full deductibility under Section 162(m). However, no such incentive awards were made in 2002, 2003 or 2004.

Compensation Program

Base Salary.    The factors considered in determining the appropriate base salary are level of responsibility, prior experience and accomplishments, the relative importance of the job in terms of achieving corporate objectives and general salary ranges for comparable positions at similar size companies or divisions within the industry. The executive officer’s salary is reviewed annually. Adjustments may be recommended based upon individual performance, inflationary and competitive factors, and overall results. Mr. Warren’s base salary as President, CEO and CFO was set at $180 per hour in 2004 and $200 per hour in 2005.

Annual Incentive Compensation.    No awards have been paid in 2002, 2003 or 2004 under the Company’s Amended Profit Incentive Plan (“PIP”). The Board, upon recommendation of the Committee, terminated the PIP in January 2005.

In 2003, the Committee approved an incentive compensation arrangement for Mr. Warren, keyed to completion of the sale of the Rhode Island property (which closed in August 2003) and the sale of the United Kingdom property (which closed in June 2004). Subsequent to the sale of the Rhode Island property, Mr. Warren received a payment of $404,000 and subsequent to the sale of the United Kingdom property, he received a payment of $147,675. Pursuant to the consulting agreement entered into with Mr. Warren in March 2005, he will be entitled to additional incentive compensation upon the occurrence of certain “triggering events” (as defined therein) based on a formula mutually agreed to by Mr. Warren and the Chairman of our Board. The terms of these arrangements are described under “Employment, Severance and Other Agreements—Michael Warren Agreement” in this proxy statement.

Long-Term Incentive Awards

Stock options, restricted stock, and other stock-based awards may be granted under the Company’s 1999 Equity Incentive Plan (which was approved by the stockholders on April 30, 1999). This Plan provides incentive to executives and other employees and other persons who are in a position to contribute to the success of the Company, including members of the Board, by giving them a strong economic interest in maximizing stock price appreciation, thereby better aligning their interests with the Company’s stockholders. No stock options were granted in 2004. The only stock awards made in 2004 were the grant of an aggregate of 7,000 “restricted” shares (1,000 shares per director) of Class A Stock, under the 1999 Equity Incentive Plan, to directors in payment of their retainer fee for the year 2004.

Compensation of Chief Executive Officer

A consulting arrangement for the services of Michael Warren, who became CFO in December 2002 and became President and CEO on January 24, 2003, was amended and restated by the Committee as of January 24, 2003 and was further amended effective April 8, 2003 and November 3, 2003, in each case upon recommendation of the Committee. Subsequent to year-end 2003, the consulting arrangement was extended through December 31, 2004, upon recommendation by the Committee. In March 2005, upon the recommendation of the Committee, the Company entered into a new consulting agreement with Mr. Warren. The provisions of the new agreement are described under “Employment, Severance and Other Agreements—Michael Warren Agreement” in this proxy statement.

John Robert Held, Chairman

Richard M. Donnelly

Jack Howard

January 20, 2005

AUDIT COMMITTEE REPORT

The Audit Committee of the Board has furnished the following report on its activities:

The Audit Committee is composed of three directors, all of whom satisfy the independence requirements and other established criteria by the Boston Stock Exchange and the Securities and Exchange Commission. The Board has determined that Mr. Kermes, Chairman of the Audit Committee, is an “audit committee financial expert.”

The Audit Committee acts under a written charter adopted by the Board. A copy of this Charter was attached as Annex C to the June 2003 Proxy Statement.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board. In this regard, it helps to ensure the independence of the Company’s auditors, the integrity of management and the adequacy of disclosure to stockholders. Representatives of the independent auditors and financial management and consultants and other management personnel have unrestricted access to the Audit Committee.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives.

The Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for 2004 with management and the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has received from the Company’s auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors their independence from the Company and its management.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits and met with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting, and reviewed significant legal contingencies and developments. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee also reviewed the Company’s compliance program.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission.

Kenneth N. Kermes, Chairman

Richard M. Donnelly

J. Robert Held

March 2, 2005

CORPORATE GOVERNANCE MATTERS

The Company has a Code of Business Conduct and Ethics which applies to all directors, officers and employees of the Company, including executive officers. A copy of the Code of Business Conduct and Ethics was filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. Stockholders may also obtain free of charge printed copies of this policy as well as the committee charters for the Company’s Board by writing to the Corporate Secretary at the Company’s headquarters at 25 Enterprise Center, Suite 103, Middletown, Rhode Island 02842.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Set forth below, as of the record date, are the persons or groups known to the Company who beneficially own, under the applicable rules and regulations of the Securities and Exchange Commission, more than 5% of any class of the Company’s voting securities.

Name and Address of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class(1)
		Direct	Indirect
Steel Partners II, L.P.(2) 590 Madison Avenue, 32nd Floor New York, NY 10022	Class A	1,264,880	—	41.8%

Warren G. Lichtenstein(2) Chairman, CEO, and Secretary Steel Partners, L.L.C. 590 Madison Avenue, 32nd Floor New York, NY 10022	Class A	—	1,264,880	41.8%

Jack Howard(2) Representative of Steel Partners II, L.P. 590 Madison Avenue, 32nd Floor New York, NY 10022	Class A	1,000	600	*

James Henderson(2) Vice President, Steel Partners, Ltd. 590 Madison Avenue, 32nd Floor New York, NY 10022	Class A	1,000	—	*

Dimensional Fund Advisors Inc.(3) 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	Class A	182,108	—	6.0%

*	less than one percent (1%)
(1)	Based on 3,025,444 shares of Class A Stock and no shares of Class B Stock outstanding as of the record date.
(2)	Steel Partners II, L.P., a Delaware limited partnership whose principal business is investing in the securities of small cap companies, has sole voting and dispositive power and is deemed to have beneficial ownership of the reported shares. Steel Partners, L.L.C., is a Delaware limited liability company whose principal business is acting as the general partner of Steel Partners II, L.P. Warren G. Lichtenstein is the Chairman, CEO, Secretary and the sole executive officer and managing member of Steel Partners L.L.C. By virtue of his relationships with Steel Partners L.L.C., and Steel Partners L.L.C.’s relationship with Steel Partners II, L.P., both are deemed to have beneficial ownership of the reported shares. Mr. Lichtenstein also has sole voting and dispositive power over the reported shares. As representatives of Steel Partners II, L.P., Messrs. Howard and Henderson may be deemed members of the Section 13(d) reporting group. Mr. Howard, who has sole voting and dispositive power over his 1,600 shares, holds 600 shares through JL Howard, Inc., an entity controlled by Mr. Howard, which may also be deemed a member of the group, and 1,000 shares directly. Mr. Henderson has sole voting and dispositive power over his 1,000 shares, which he owns directly. Messrs. Howard and Henderson claim no voting or dispositive power over the Steel Partners II, L.P. shares.
(3)	Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor, has sole voting and dispositive control over and is deemed to have beneficial ownership of the reported shares, all of which shares are held in portfolios of various registered investment companies and trusts, all of which Dimensional Fund Advisors Inc. serves as investment manager or advisor. Dimensional disclaims beneficial ownership of all such shares.

Security Ownership of Management

The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company’s voting securities as of the record date by each director, the chief executive officer, each nominee for election as a director, and by all directors and executive officers as a group.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership			Percent of Class(1)
		Direct	Indirect

J. Robert Held	Class A	17,800	—		*

Richard A. Donnelly	Class A	16,000	—		*

Kenneth N. Kermes	Class A	46,000	—		1.5%

Jack Howard(2)	Class A	1,000	600	(3)	*

James Henderson(2)	Class A	1,000	—		*

Michael Warren	Class A	—	—		0%

All directors and executive officers as a group (6 persons)	Class A	81,800	600		2.7%

*	Less than one percent (1%)

(1)	Based on 3,025,444 shares of Class A Stock and no shares of Class B Stock outstanding as of the record date.
(2)	Messrs. Henderson and Howard along with JL Howard, Inc. may be deemed to be members of a Section 13(d) group comprised of Steel Partners II, L.P., Steel Partners L.L.C. and Warren G. Lichtenstein. The ownership of Steel Partners II, L.P. and the ownership of Mr. Lichtenstein of shares of Common Stock is set forth in the “Security Ownership of Certain Owners” table above.
(3)	Mr. Howard’s 600 shares are held through a holding company, JL Howard Inc., but he has sole voting authority over the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of Forms 3, 4 and 5 furnished to the Company since January 1, 2004, the Company believes that all officers and directors required to file Forms 3, 4 and 5 have filed on a timely basis with respect to transactions reportable for the year 2004.

STOCK PERFORMANCE GRAPH

Trading of the Company’s Class A Stock on the New York Stock Exchange ceased on Friday, February 8, 2002. Since Monday, February 11, 2002, the Company’s Class A Stock has been traded on the Over-the-Counter Bulletin Board and listed on the Boston Stock Exchange. Prior to the sale of the Company’s Metrology Business to Hexagon on April 27, 2001, the Company was engaged in the design, manufacture and sale of precision measuring tools and instruments and manual and computer controlled measuring machines. The Company, through its Xygent Inc. subsidiary, had been engaged in the business of developing measuring software until the sale of the Company’s remaining 77% ownership interest in Xygent to a subsidiary of Hexagon in August 2002. The Company no longer has any active business or trading operations but through June 2004 was engaged in the real estate management business, deriving revenues from the gravel extraction and landfill operation on the land owned in the United Kingdom.

The following graphs set forth information comparing the cumulative total return to holders of the Company’s Class A Stock over the Company’s last five fiscal years beginning at the market close on the last trading day before the beginning of the Company’s fifth preceding fiscal year with the Nasdaq Stock Index (which is comparable to the OTC Bulletin Board on which the Class A Stock is traded) and the NAREIT Composite Index (which is composed of publicly traded REIT securities, which related to the Company’s last line of business). The graph assumes $100 invested in December 31, 1999 in the Company’s Class A Stock and $100 invested at the same time in each of the indexes shown and assumes that all dividends are reinvested. Future comparative indexes may differ from the indexes used in the graphs below.

	12/99	12/00	12/01	12/02	12/03	12/04
BNS HOLDING, INC.	100.00	229.41	69.28	76.60	171.52	206.00
NASDAQ STOCK INDEX (U.S.)	100.00	59.19	44.90	25.97	37.93	40.26
NAREIT COMPOSITE INDEX	100.00	125.89	145.41	152.99	211.84	276.26

MANAGEMENT

Executive Officers of the Company Who Are Not Directors

Michael D. Warren (age 54) has served as our President, Chief Executive Officer and CFO since January, 2003. As a corporate financial management consultant since March 2000, he provides senior management services to other clients for discrete projects and interim or part time management. These clients have included: a retail and manufacturing company in Chapter 7 bankruptcy liquidation; a start-up company involved in technology-driven publishing; a multi-unit food service business owned by a venture capital fund; and an NASD-registered securities broker-dealer. From July 1997 to March 2000, he served as Senior Vice President—Director of Finance for U.S. Restaurant Properties, Inc., a publicly traded Real Estate Investment Trust. From June 1996 to July 1997 he was Chief Financial Officer and a partner of a 24-unit fast food franchise. From September 1993 to June 1996, he served as Controller of RARE Hospitality, Inc. (formerly known as Bugaboo Creek Steak House) and was on the team of officers that put together the initial public offering. Mr. Warren is a Certified Public Accountant.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of Michael Warren, the President, Chief Executive Officer and Chief Financial Officer of the Company, during each of the Company’s last three fiscal years. Mr. Warren currently is the only executive officer of the Company. Michael Warren became the Company’s President and Chief Executive Officer on January 24, 2003. Mr. Warren is not an employee but joined the Company first as a consultant and then as its CFO in December 2002. Mr. Warren’s compensation is set forth in the table and detailed under “Employment, Severance and other Agreements” elsewhere in this Proxy Statement.

Summary Compensation Table

Annual Compensation
(a)	(b)	(c)	(d)	(e)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)
Michael Warren President, CEO and CFO(1)	2004 2003 2002	164,313 201,524 10,980	147,675 404,000 —	— — —

(1)	Mr. Warren acts as a consultant to the Company pursuant to an agreement between Michael Warren Associates, Inc. and the Company. Column (c) represents his consulting fees for 2002, 2003 and 2004. Column (d) represents incentive compensation payments made as a result of the sale of the Company’s Rhode Island property in 2003 and the sale of the Company’s United Kingdom property in 2004.

Option/SAR Grants

No SARs or options were awarded to any person in 2004 under the Company’s 1999 Equity Incentive Plan.

Aggregated Option Exercises and Fiscal Year-End Values

There are no outstanding options being held by the named executive officer at fiscal year end 2004 and no options were exercised by the named executive officer during fiscal 2004. No SARs have been granted.

Retirement Plans

At fiscal year end 2004, the Company had no retirement plans or arrangements calling for payments under employment agreements, severance agreements or change-in-control payments other than the Company’s agreement with Michael Warren Associates Inc. as described below.

Employment, Severance and Other Agreements

Michael Warren Associates Agreements

Pursuant to the terms of a November 20, 2002 engagement letter, Michael Warren, and his firm Michael Warren Associates, Inc., was engaged as a management consultant to the Company from December 1 to December 20, 2002. Mr. Warren became Vice President and Chief Financial Officer of the Company, effective December 20, 2002 and, in addition, was elected President and Chief Executive Officer of the Company, effective January 24, 2003.

Mr. Warren’s compensation during 2004 was based on the terms of his 2002 Consultant Agreement, which was amended on January 24, 2003, April 8, 2003, November 3, 2003 and February 23, 2004 (the “2002 Warren Agreement”). The term of the 2002 Warren Agreement ended on December 31, 2004. Under that Agreement, Mr. Warren’s compensation was based on a rate of $180 per hour and he received a $404,000 incentive payment in connection with the sale of the Company’s Rhode Island property on August 26, 2003. He also received a $147,675 incentive payment in connection with the sale of the Company’s United Kingdom subsidiary on June 16, 2004.

Mr. Warren’s compensation during fiscal 2005 is based on the terms of a new consulting agreement with Michael Warren Associates entered into on March 7, 2005 (the “2005 Warren Agreement”). Under the 2005 Warren Agreement, Mr. Warren provides general management consulting services, serves as President, CEO and CFO of the Company and performs such other duties as may from time to time be agreed upon. The term of the 2005 Warren Agreement is through December 31, 2005, unless earlier terminated by Mr. Warren or the Company on 30 days’ notice. The 2005 Warren Agreement is terminable by the Company immediately for “cause,” as defined in the 2005 Warren Agreement. Under the agreement, Mr. Warren’s compensation is based on a rate of $200 per hour. Also under the agreement, Mr. Warren is entitled to additional incentive compensation in the form of a cash bonus in an amount equal to no more than 40% of his firm’s billings during the twelve months preceding the trigger date of the bonus. The “trigger date” is defined to be the earlier of (a) the date on which the Company is sold (provided that the Company is sold during the term of the 2005 Warren Agreement or within 60 days thereafter), (b) the date on which the Company completes the acquisition of another operating company or the assets of another company (provided such acquisition is completed during the term of the 2005 Warren Agreement or within 60 days thereafter), or (c) termination of the 2005 Warren Agreement by the Company other than for “cause.” The final amount of the bonus will be based on a formula mutually agreed to by Mr. Warren and the Chairman of our Board.

PROPOSAL 2

RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005. If stockholders do not ratify the appointment of Ernst & Young LLP as the Company’s independent auditors, the Audit Committee of the Board will consider the appointment of other certified public accountants. A representative of Ernst & Young LLP will be present at the Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire. The approval of the proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast by the holders of Class A Stock and Class B Stock voting as a single class represented and entitled to vote thereon.

The following table presents fees paid by the Company for professional services rendered by Ernst & Young LLP for the fiscal years 2003 and 2004.

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit Fees	$86,500	$88,000
Audit-Related Fees	10,000	8,000
Tax Fees	40,000	0
All Other Fees	0	0

Total Fees	$136,500	$96,000

Audit Fees were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plans audits and consultations concerning financial accounting and reporting matters not classified as audits.

Tax Fees cover professional services for federal, state and international tax compliance, tax advice and tax planning.

All Other Fees were for services other than the services reported above. There were no fees paid to Ernst & Young in either 2003 or 2004 related to other services.

No fees were paid to Ernst & Young for financial information systems design or implementation services during 2003 or 2004.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young.

The Audit Committee has not established any pre-approval procedures, but instead reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. All of the fees shown above were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

INDEPENDENT AUDITORS

During the year ended December 31, 2004, Ernst & Young LLP was engaged to perform the annual audit. Neither Ernst & Young LLP nor any of its partners have any direct or indirect financial interest in or any connection (other than as independent auditor) with the Company or any subsidiary.

The consolidated financial statements of the Company at December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 incorporated by reference in this Proxy Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

OTHER MATTERS

It is not expected that any matters other than those in the Notice of Annual Meeting, as described in this Proxy Statement, will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxies in accordance with the discretion of the persons named in such proxy.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the Company’s Board as a whole or with certain directors, including committee chairpersons or the Chairman of the Board, individually, may do so by writing the Corporate Secretary at the Company’s headquarters at 25 Enterprise Center, Suite 103, Middletown, Rhode Island 02842. Each stockholder communication should include an indication of the submitting stockholder’s status as a shareholder of the Company and eligibility to submit such communication. Each such communication will be received for handling by the Corporate Secretary, who will maintain originals of each communication received and provide copies to (i) the Chairman and (ii) any other appropriate committee(s) or director(s) based on the expressed desire of the communicating shareholder and content of the subject communication. The Corporate Secretary also will coordinate with the Chairman to facilitate a response, if it is believed that a response is appropriate or necessary, to each communication received. The Nominating, Compensation and Corporate Governance Committee will review all stockholder communications received on a periodic basis. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

STOCKHOLDER PROPOSALS

All stockholder proposals intended to be submitted at the Company’s 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before April 13, 2006, in order to be considered for inclusion in the Company’s proxy materials for the year 2006 Annual Meeting of Stockholders.

The Company’s By-Laws provide that notice of a nomination by a stockholder with respect to the election of directors at the 2006 Annual Meeting must contain the information specified in the By-Laws and must be received by the Company’s Corporate Secretary 60 days prior to the anniversary date of the 2005 Annual Meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the SEC. You may inspect and request copies of our reports, proxy statements and other information filed by us at the public reference facilities at the SEC’s office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the SEC’s Regional Office at Room 1102, Jacob K. Javits Federal Building, 26 Federal Plaza, New York, NY 10278 and at the SEC’s Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain a copy of such material from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our reports, proxy statements and other information can also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

DETACH HERE

PROXY

BNS HOLDING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of Kenneth N. Kermes and Michael Warren, proxies with power of substitution to vote for the undersigned at the Annual Meeting of Stockholders called for Monday, June 13, 2005, at 11:00 A.M., at 25 Enterprise Center, Middletown, Rhode Island, and at any adjournments, all shares of stock which the undersigned would be entitled to vote if present in accordance with their judgment upon any matters that may properly come before said meeting and to vote as specified on the reverse.

A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement pertaining to the aforesaid meeting and a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

To approve the Board of Directors’ recommendations, simply sign and date the back. You need not mark any boxes.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

BNS HOLDING, INC.

25 ENTERPRISE CENTER, SUITE 103

MIDDLETOWN, RI 02842

Your vote is important. Please vote immediately.

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” the approval of the following Proposals.

1.	Election of Directors: To elect the following five nominees as directors of the Company:				2. To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(01) Richard M. Donnelly, (02) J. Robert Held, (03) Jack Howard, (04) James Henderson and (05) Kenneth N. Kermes
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

	☐	_________________________ For all nominees except as noted above

					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the above Proposals.

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Signature:	____________________	Date:	____________________	Signature:	____________________	Date:	_____________________